Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Beasley Broadcast Group, Inc.

Naples, Florida

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Beasley Broadcast Group, Inc. of our report dated March 23, 2017 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Beasley Broadcast Group, Inc. for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

July 10, 2017